Exhibit 5.1


                                  April 1, 1998


Equity Corporation International
415 South First Street, Suite 210
Lufkin, Texas 75901

Gentlemen:

                  We have acted as counsel to Equity Corporation International, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering by the Company of up to 2,500,000 shares of the Company's common stock, $.01 par value (the "Shares").

                  As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and such other instruments as we have deemed necessary for the purposes of the opinion contained herein. As to all matters of fact material to such opinion, we have relied upon the representations of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

                  Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and the Shares, when issued in connection with an authorized acquisition by the Company, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and reference to our firm under the caption "Legal Matters" in the Prospectus included therein. By giving such consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

                                                     Sincerely,

                                                     /s/ Andrews & Kurth L.L.P.



1208/1249/2606